Investment objective

The Fund's investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 11/30/18)
Net asset value per share	$19.81
Market price	$17.16
Premium/discount	-13.38%
Total net assets	$159.28 m
Market cap	$137.97 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,040,388
Last dividend (Ex-dividend date)	$0.66 (December 28, 2017)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 11/30/18)

Cumulative Performance [1]						(as at 11/30/18)
%	1m	3m	YTD[2]	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	2.4	-14.1	-14.6	-14.1	21.6	11.8	160.1
Market Price	2.4	-13.6	-17.8	-16.4	18.8	8.5	170.4
TSE Index	1.3	-10.9	-10.2	-8.8	25.9	13.0	139.6
TAIEX Total Return Index	1.3	-10.8	-6.5	-5.1	41.9	36.5	242.6
MSCI Taiwan Index	-0.7	-12.2	-7.6	-6.6	38.5	36.7	211.0

Rolling 12 month performance[1]					(as at 11/30/18)
%	2018/2017	2017/2016	2016/2015	2015/2014	2014/2013
The Taiwan Fund, Inc.	-14.1	25.7	12.6	-5.9	-2.3
Market Price	-16.4	31.9	7.7	-8.3	-0.3
TSE Index	-8.8	21.4	13.7	-14.1	4.5
TAIEX Total Return Index	-5.1	26.2	18.5	-10.7	7.7
MSCI Taiwan Index	-6.6	24.4	19.1	-13.0	13.4

Top 10 holdings	(as at 11/30/18)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	18.9%
Largan Precision Co., Ltd.	4.5%
Formosa Plastics Corp.	4.3%
CTBC Financial Holding Co., Ltd.	3.6%
Parade Technologies Ltd.	3.6%
Fubon Financial Holding Co., Ltd.	3.5%
Silergy Corp.	3.3%
Vanguard International Semiconductor Corp.	3.2%
Formosa Chemicals & Fibre Corp.	3.0%
Chailease Holding Co., Ltd.	2.8%

[1]	In US Dollar terms
[2]	Calendar year to date

Sector breakdown	(as at 11/30/18)

Sector Allocation	Fund %	Benchmark	Deviation
Automobile	0.0	1.1	-1.1
Biotechnology & Medical Care	2.0	0.7	1.3
Building Material & Construction	0.0	1.6	-1.6
Cement	1.0	1.2	-0.2
Chemical	0.0	1.1	-1.1
Communications & Internet	2.3	6.2	-3.9
Computer & Peripheral Equipment	1.3	5.1	-3.8
Electric & Machinery	7.3	2.1	5.2
Electrical & Cable	0.0	0.4	-0.4
Electronic Parts & Components	2.5	4.9	-2.4
Electronic Products Distribution	0.0	0.6	-0.6
Financial & Insurance	12.8	14.9	-2.1
Foods	1.1	2.3	-1.2
Glass & Ceramic	0.0	0.2	-0.2
Information Service	0.0	0.2	-0.2
Iron & Steel	0.0	2.3	-2.3
Oil, Gas & Electricity	0.0	4.0	-4.0
Optoelectronic	4.5	4.0	0.5
Other	6.0	3.5	2.5
Other Electronic	8.4	1.9	6.5
Paper & Pulp	0.0	0.3	-0.3
Plastics	7.3	7.2	0.1
Rubber	0.0	1.0	-1.0
Semiconductor	39.7	27.5	12.2
Shipping & Transportation	0.0	1.7	-1.7
Textiles	0.7	1.8	-1.1
Tourism	1.5	0.5	1.0
Trading & Consumers' Goods	0.0	1.7	-1.7
Cash	1.6	0.0	1.6
OVERALL TOTAL	100.0%	100.0%	0.0

Market review

The TAIEX Total Return Index (TAIEX) increased 1.3% in November. The hopes of an improvement in China and United States trade tensions, declining likelihood of interest rate increases in the United States, and KMT's landslide victory in Taiwan's mid-term election were positive influences on the market. The Electronic and Tourism sectors were positive contributors to performance in contrast to companies supplying the Apple Inc. supply chain, which negatively impacted performance.

Fund update

The Fund outperformed the TAIEX by 1.1% in November. Stocks that contributed to performance included Taiwan Semiconductor Manufacturing Co., Ltd. and Parade Technologies Ltd. (Semiconductor), Global PMX Co., Ltd. and Hiwin Technologies Corp. (Electric & Machinery) helped by an improvement in trade tensions detailed above. Gourmet Master Co., Ltd. (Tourism) added to performance due to sales recovery in China. In contrast, Apple Inc. supply chain companies, including Catcher Technology Co., Ltd. and Pegatron Corp. were detractors from performance due to weak demand for the new iPhone XR smart phone.

There is no change to the Fund's core investment approach and the portfolio is concentrated on high conviction quality companies with strong growth profiles. The Fund's portfolio reflects its confidence in the long term growth potential of artificial intelligence, 3D sensing, industrial internet-of-things and high performance computing.

Outlook

The Fund remains positive about the outlook for the Taiwan equity market and the long term structural trends in technology as referred to above. A possible decline in global growth and consumer demand may negatively impact markets in 2019. However, relief in China and United States trade tensions may counter balance any slowdown with a possible resumption of capex.

Full portfolio holdings	(as at 11/30/18)

Holding	Market Value USD	Fund %
Semiconductor	63,286,282	39.7
Taiwan Semiconductor Manufacturing Co., Ltd.	30,111,569	18.9
Parade Technologies Ltd.	5,807,591	3.6
Silergy Corp.	5,302,096	3.3
Vanguard International Semiconductor Corp.	5,116,426	3.2
MediaTek, Inc.	4,287,129	2.7
Global Unichip Corp.	3,996,283	2.5
Chipbond Technology Corp.	3,932,990	2.5
Nanya Technology Corp.	1,934,873	1.2
Win Semiconductors Corp.	1,704,381	1.1
ASPEED Technology, Inc.	1,092,944	0.7
Financial & Insurance	20,421,290	12.8
CTBC Financial Holding Co., Ltd.	5,808,712	3.6
Fubon Financial Holding Co., Ltd.	5,529,341	3.5
Mega Financial Holding Co., Ltd.	3,226,440	2.0
E.Sun Financial Holding Co., Ltd.	3,181,002	2.0
Cathay Financial Holding Co., Ltd.	2,675,795	1.7
Other Electronic	13,394,578	8.4
Catcher Technology Co., Ltd.	4,379,495	2.7
Chroma ATE, Inc.	3,071,441	1.9
Voltronic Power Technology Corp.	2,342,291	1.5
Bizlink Holding, Inc.	1,845,365	1.2
Kingpak Technology, Inc.	1,755,986	1.1
Plastics	11,643,929	7.3
Formosa Plastics Corp.	6,882,781	4.3
Formosa Chemicals & Fibre Corp.	4,761,148	3.0
Electric & Machinery	11,587,454	7.3
Hota Industrial Manufacturing Co., Ltd.	3,553,074	2.2
Hiwin Technologies Corp.	3,173,789	2.0
Airtac International Group	2,335,211	1.5
Global PMX Co., Ltd.	1,336,704	0.8
Yeong Guan Energy Technology Group Co., Ltd.	1,188,676	0.7
Other	9,568,605	6.0
Chailease Holding Co., Ltd.	4,398,857	2.8
Nien Made Enterprise Co., Ltd.	3,763,031	2.3
Giant Manufacturing Co., Ltd.	1,406,717	0.9
Optoelectronic	7,221,077	4.5
Largan Precision Co., Ltd.	7,221,077	4.5
Electronic Parts & Components	3,996,883	2.5
Delta Electronics, Inc.	3,996,883	2.5

Full portfolio holdings (cont’d)	(as at 11/30/18)

Holding	Market Value USD	Fund %
Communications & Internet	3,568,848	2.3
Wistron NeWeb Corp.	2,036,001	1.3
Merry Electronics Co., Ltd.	1,532,847	1.0
Biotechnology & Medical Care	3,233,349	2.0
Grape King Bio Ltd.	1,618,135	1.0
St. Shine Optical Co., Ltd.	1,615,214	1.0
Tourism	2,322,614	1.5
Gourmet Master Co., Ltd.	2,322,614	1.5
Computer & Peripheral Equipment	2,003,971	1.3
Inventec Corp.	2,003,971	1.3
Foods	1,762,708	1.1
Uni-President Enterprises Corp.	1,762,708	1.1
Cement	1,602,940	1.0
Taiwan Cement Corp.	1,602,940	1.0
Textiles	1,110,336	0.7
Makalot Industrial Co., Ltd.	1,110,336	0.7
Cash	2,556,477	1.6
Cash	2,556,477	1.6
Grand total	159,281,341	100.0

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages. No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. (“JFIMI”), as investment advisor of The Taiwan Fund, Inc. (the ‘'Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

•	It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

•	Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

•	Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

If you have any questions or comments about the Fund, please contact the Fund at the address or telephone number below or via the website www.thetaiwanfund.com

The Taiwan Fund, Inc.

c/o State Street Bank and Trust Company

P.O. Box 5049

One Lincoln Street

Boston MA 02206-5049

Tel: 877-217-9502